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                                                                    EXHIBIT 10.5


                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into as of April 15, 2000, between mPhase Technologies, Inc., a New Jersey corporation, with its principal place of business presently located at 587 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), and Martin Smiley having his principal residence at 12 Sycamore Drive, Wesport, Connecticut 06880 (the "Executive").

                               W I N E S S E T H
                               -----------------

     WHEREAS, the Company is in the business of designing, assembling, selling and marketing telecommunications products, and in particular, the development of its proprietary TRAVERSER Digital Video & Data Delivery Systems to enhance the bandwidth utilization of conventional twisted pair cooper telephone lines;

     WHEREAS, the Company desires to employ Executive, and the Executive in turn desires to become a full time Executive of the Company, as its Executive Vice President, Chief Financial Officer and General Counsel pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements set forth in this Agreement, the legal sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Executive agree as follows:

     1.   Incorporation of "Whereas" Clauses
          ----------------------------------

     The representations, terms and undertakings set forth in the WHEREAS clauses of this Agreement are incorporated herein by reference as though recited verbatim and at length.

     2.   Employment
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     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement

     3.   Title, Duties and Services
          --------------------------

          3.1 Title. The Executive shall be employed by the Company as an Executive Vice President, and as the Company's General Counsel and Chief Financial Officer. The portion of the Executive's position entitled "Chief Financial Officer" shall initially be for a 90 day observation period commencing upon the date of his employment under this Agreement. The Executive shall automatically retain the portion of his Title as Chief Financial Officer under this Agreement absent a resolution from the Company's Board of Directors removing such portion of the Title at any time.

          3.2 Duties and Services. During his employment under this Agreement, the Executive shall have such duties and responsibilities and perform such services as may be properly assigned to him from time to time by the Company's Chief Executive Officer ("CEO")
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or the Company's Board of Directors (the "Board of Directors"), and shall report to the CEO. The Executive shall be responsible for managing all legal matters effecting the Company. In addition the Executive shall assist the CEO in strategic planning including the raising of additional capital, as required, for the Company from institutional sources and the identification and analysis of potential acquisition opportunity for the Company. The Executive will be responsible for supervising the timely filing of all required legal reports under both state and federal securities laws for the Company, as a publicly held company. In addition, the Executive during his tenure as Chief Financial Officer of the Company shall oversee the Company's controller and internal and outside auditors preparation of the Company's financial statements to ensure the accuracy of such statements consistent with generally accepted accounting principles.

     4.   Term
          ----

     This Agreement shall be effective for an initial two year period (the "Employment Term") which shall commence on August 21, 2000 (the "Effective Date"), and continue through August 20, 2002 unless terminated earlier in accordance with Section 7 of this Agreement. It is the intention of the parties that not less than one month prior to the expiration of the Employment Term, the Company and the Executive shall agree to negotiate an extension of this Agreement for one or more 12-month renewal periods. In the absence of such a written extension, the Executive shall become an "employee at will" and the Company shall have the right to terminate the Executive at any time thereafter, with or without cause. In the event the Company elects to terminate the Executive without cause, after the Employment Term, the Company shall pay the Executive sixty (60) days of his then Base Salary.

     5.   Compensation and Benefits
          -------------------------

          5.1 Base Salary. During the Executive's employment under this Agreement, the Executive shall be entitled to receive a base salary at an annual rate of not less than $175,000, payable in accordance with the Company's payroll procedures (the "Base Salary"). In consideration of the receipt of this compensation, the Executive shall provide his full time, energy and skill in the performance of his employment duties. Commencing in 2001, Executive shall be eligible for Base Salary increases pursuant to reviews by the Board of Directors, or a committee appointed by the Board of Directors, at such times as salary reviews are conducted generally for the Company's executive officers, but in no event less frequent than annually.

          5.2  Bonus

               5.2.1 In General. During the Executive's employment under this Agreement, the Executive shall be eligible to participate in any bonus plans as may be maintained by the Company from time to time for its executive officers. The terms of the Executive's participation in such bonus plans shall be determined by the Board of Directors and the Compensation Committee, or by such person or administrative body as designated by Board of Directors and Compensation Committee.

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               5.2.2  Eligibility for First Bonus.  The Executive shall receive a performance review from the CEO covering the period from the Effective Date through June 30, 2001 not later than July 30, 2001 and shall be eligible for a cash bonus based upon the performance of the Executive for such period as determined in the sole discretion of the CEO and the Board of Directors.

     6.   Incentive Stock Compensation
          ----------------------------

          6.1 In General. During the Executive's employment under this Agreement, the Executive shall be eligible to participate in any stock incentive plans as may be maintained by the Company from time to time for executive officers. The Executive's awards under such stock incentive plans shall be determined by the Board of Directors or such person or administrative body as provided under such plans.

          6.2 Initial Option Grant. The Company hereby grants the Executive a stock option (the "Option") to purchase shares of the common stock of the Company (the "Stock"), as follows:


               (i)  Number of Shares and Exercise Price.  The Option shall cover
                    -----------------------------------
               125,000 shares of common stock of the Company.

               The per-share exercise price of the Option will be equal to three quarters of the fair market value per share on the Effective Date. The fair market value of the stock shall be computed by taking the average between the public bid and ask price of the stock on the NASDAQ Bulletin Board as of the close of business on the Effective Date.

               (ii) Vesting.  The Option shall vest in four equal semi-annual
                    -------
                    installments over a two year period of 31,250 shares each on February 21, 2001, August 21, 2001, February 21, 2002 and August 20, 2002 respectively; provided, however, that each installment shall vest only if the Executive's employment or other service relationship with the Company is continuous from the grant date through the applicable vesting date. If the Executive's employment or other service relationship with the Company is terminated by the Company or its successor without Good Cause coincident with or within one year following a Change in Control (as defined in Section 6.3.2(iii), below) then the Option will vest as to the portion that would otherwise vest during the 12 calendar months beginning after such termination. All other terms of the Option will be set forth in further detail in a Stock Option Agreement attached hereto as Schedule I which is consistent with the Company's stock incentive plan, program or policy.

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                    (iii)  Definition of Change in Control.  For purposes of
                           -------------------------------
                           Section 6.3.2(ii), the term "Change in Control" means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 6.3.2(iii), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of Company entitled to vote generally in the election of directors (the "Company Voting Stock"); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
                           (iii) the closing of any merger, share exchange consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the majority of the Company Voting Stock; provided, however, that a Change in Control shall not include a public offering of capital stock of the Company. For purposes of this Section 6.2(iii), a "Person" means any individual, entity or group within the meaning of
                           Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

          6.3 Benefits. During his employment under this Agreement, the Executive shall be entitled to: (i) participation in such employee retirement and welfare benefit plans, 401k Plan, programs, policies and arrangements as maintained by the Company from time to time, in whole or in part, for executive officers of the Company; and (ii) paid vacation of a minimum of four weeks for every twelve months worked, holidays, and leave of absence in accordance with the policies of the Company; and (iii) perquisites as from time to time provided by the Company to its executive officers.

          6.4 Expenses. During the Executive's employment under this Agreement, the Company shall reimburse the Executive for ordinary and reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, provided that the Executive shall limit, and account to the Company for, such expenses in accordance with the employee business expense policies and practices of the Company.

     7.   Termination of Employment
          -------------------------

          7.1 Termination by the Company without Good Cause. The Company may terminate the Executive's employment under this Agreement without Good Cause at any time by giving 60 days prior written notice thereof to the Executive. Upon such termination, the

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Executive shall be entitled to such compensation as provided in Section 7.1.2.
For purposes of this Agreement, "Good Cause" means any of the following, as determined by a majority vote of the Board of Directors after notice to the Executive and an opportunity for the Executive to be heard by the Board of Directors.

               (i) The Executive's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;

               (ii) The Executive's fraud on, or misappropriation of any funds or property of, the Company;

               (iii) Personal dishonesty, incompetence or gross negligence in the Executive's performance of his duties;

               (iv) Willful misconduct by the Executive in connection with the performance of his duties, or the Executive's willful failure to perform his duties and responsibilities in the best interests of the Company;

               (v) The Executive's repeated use of alcohol, drugs or other similar substances that affect his work performance; or

               (vi) Breach by the Executive of any provision of this Agreement or any provision of non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Executive for the benefit of the Company.

               7.1.2 Severance Pay. If the Executive's employment under this Agreement is terminated during the Term of this Agreement by the Company without Good Cause, the Executive shall be entitled to continued payment of his Base Salary, at the rate in effect immediately before the date of termination, (i) for a period of sixty (60) days if such termination occurs during the first 90 days of the Term of this Agreement or (ii) for a period equal to the lesser of 12 months or the remaining Term of this Agreement if such termination occurs after the first 90 days of the Term of this Agreement, provided that the Executive (A) honors the restrictive covenants as provided in Section 8 of this Agreement and (B) executes a release of all claims arising from his employment by the Company, in such form as may then be used by the Company respecting termination of employees.

          7.2  Termination by the Company for Good Cause; Death or Disability

               7.2.1 Termination by the Company for Good Cause. The Company may terminate the Executive's employment under this Agreement for Good Cause by giving notice thereof to the Executive specifying in reasonable detail the Good Cause based upon which the Company terminates his employment. Upon such a termination for Good Cause, the Company shall not owe the Executive any salary payments beyond the date of termination.

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               7.2.2  Termination upon Death or Disability.  This Agreement shall terminate upon the Executive's death. If the Company determines in good faith that the Executive has a Significant Disability as defined in this Section, the Company may terminate his employment under this Agreement by notifying the Executive thereof at least 30 days before the effective date of termination. For purposes of this Agreement, "Significant Disability" means the inability of the Executive to substantially perform his duties under this Agreement by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months. If there is any dispute between the parties as to whether the Executive suffers from a significant Disability, the Company shall select or approve a physician whose determination of that issue shall bind the parties hereto.

               7.2.3 Effect of Termination by the Company for Good Cause or Termination upon Death or Significant Disability. If the Executive's employment under this Agreement is terminated by the Company for Good Cause or due to the Executive's death or Significant Disability, all obligations of the Company under this Agreement shall terminate, except as provided in Section 7.4.

          7.3 Termination by the Executive. The Executive may terminate his employment under this Agreement at any time upon 60 days prior written notice thereof to the Company. Upon such termination, all obligations of the Company under this Agreement shall terminate, except as provided in Section 7.4.

          7.4 Payment of Base Salary upon Termination. Upon a termination of the Executive's employment with the Company for any reason, the Executive shall be entitled to receive his Base Salary earned but unpaid through the date of such termination, on or before the day on which the Executive would have been paid such amount if his employment hereunder had not been terminated.

          7.5 No Duty to Mitigate. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

     8.   Restrictive Covenants
          ---------------------

          8.1 Non Competition. The Executive shall provide his full time, skill and attention to the business of the Company during the Employment Term of this Agreement and shall use his best efforts to further the interests of the business of the Company at all times. The Executive shall not, unless so approved in writing by the CEO of the Company, during the Employment Term engage directly or indirectly, in any business other than that of and on behalf of the Company. In order to provide reasonable protection for the business of the Company, the Executive shall not for so long as he is employed directly or indirectly by the Company have any interest in any other corporation, partnership or other business entity which directly or indirectly competes with or is similar, to the business being conducted by the Company. Nothing contained in this section shall prohibit the Executive from investing in common stocks or other

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securities of publicly held corporations so long as his equity ownership percentage in such companies does not exceed 1% of the common stock outstanding of any such corporations.

          8.2 Confidential Information. The Executive shall at all times hold in a fiduciary capacity for the benefit of the Company all secret, confidential or proprietary information, knowledge or data relating to the Company, and all of its businesses, which shall have been obtained by the Executive during his employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement), including, but not limited to, information regarding the Company's processes, products, clients, customers, vendors financial data, marketing strategies, business plans, pricing information etc. (the "Confidential Information"). During the Executive's employment with the Company and under this Agreement and after the termination of such employment, the Executive shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information to any Person (as defined in Section 8.6.3) other than the Company and those designated by it or use any Confidential Information, except for the benefit of the Company, provided that the Executive may make disclosures to comply with the law or legal process. Immediately upon termination of the Executive's employment with the Company at any time and for any reason, the Executive shall return to the Company all Confidential Information, including, but not limited to, any and all copies, reproductions, notes or extracts of all Confidential Information. Furthermore the Executive agrees to turn over to the Company all inventions, improvements and concepts developed by him while employed by the Company. Without limiting the foregoing, the Executive agrees to the following provisions:

               (a) to disclose, grant and assign to the Company as its exclusive property, all inventions, improvements and technical or business innovations and suggestions relating in any way to the business of the Company, or capable of beneficial use by the Company, developed or conceived by the Executive solely or jointly with others during the course of his employment or within twelve (12) months after the termination of his employment, (i) which are along the lines of the business, work or investigations of the Company or its affiliates, or (ii) which result from or are suggested by any work which the Executive may do for the Company;

               (b) to execute all necessary papers including applications, assignments, and otherwise provide proper assistance (at the Company's expense), during and subsequent to employment, to enable the Company to obtain for itself or its nominees, patents, copyrights, or other legal protection for such inventions or innovations in any and all countries;

               (c) to make and maintain for the Company adequate and current written records of all such inventions or innovations;

               (d) to take affirmative steps to prevent the disclosure of trade secrets and other Confidential Information by other Persons, including but not limited to, potential investors or strategic partners by requesting and obtaining appropriate confidentiality agreements.

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          8.3  Solicitation of Employees. During the Employment Term and, if the
Executive's employment under this Agreement is terminated for any reason, for two years after the date of such termination, the Executive shall not: (i) solicit, participate in or promote the solicitation of any person who was employed by the Company, at any time during the three-month period prior to the Executive's termination of employment under this Agreement, to leave the employ of the Company; or (ii) on behalf of himself or any other Person, hire, employ or engage any such person. The Executive further agrees that, during such time, if an employee of the Company contacts the Executive about prospective employment, the Executive will inform such employee that he cannot discuss the matter further without informing the Company.

          8.4 Solicitation of Clients. During the Employment Term and, if the Executive's employment under this Agreement is terminated for any reason, for two years after the date of such termination, the Executive shall not, directly or indirectly, solicit, entice or induce any Client (as defined in Section 8.6) of the Company to become a Client of any Person other than the Company, or to modify, curtail or cease its business with the Company, and the Executive will not assist any Person in taking any such action.

          8.5 Remedies for Breach. The Executive agrees that damages in the event of any breach of Sections 8.1 through 8.4 by the Executive would be difficult to ascertain. The Executive therefore agrees that, notwithstanding anything in this Agreement to the contrary, including by not limited to the provisions of Section 15, the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

          8.6 Definitions. For purposes of Section 8, the following definitions shall apply:

               8.6.1 "Company." "Company" means mPhase Technologies, Inc. and all of its subsidiaries and affiliates.

               8.6.2 "Client." "Client" means any person, entity (including but not limited to a corporation, partnership or trust), division, business unit, department or agency which, at the time of termination of the Executive's employment hereunder or at any time within two years prior thereto, shall have purchased goods or services from the Company or shall have contacted the Company to purchase goods or services in the future.

               8.6.3 "Person." "Person" means any individual or entity, including but not limited to any corporation, trust, sole proprietorship, joint venture or partnership.

          8.7 Survival of Section 8. The Executive agrees that the nondisclosure, noncompetition, and nonsolicitation agreements in this Section 8 each constitute separate agreements independently supported by good and adequate consideration and, notwithstanding

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

anything in this Agreement to the contrary, shall be severable from the other provisions of, and shall survive, this Agreement.

     9.   Notices.   Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the Company's principal executive offices. The parties to this Agreement may change the address to which notices, requests, demands and other communications shall be sent by sending written notice of such change of address to the other in the manner set forth in this Section 9.

     10.  Withholding Taxes.  The Company shall have the right, to the extent
          -----------------
permitted or required by law, to withhold monies from any payment of any kind due to the Executive under this Agreement in order to satisfy the tax withholding obligations of the Company under applicable law.

     11.  Successors and Assigns.  The rights, duties and obligations of a party
          ----------------------
hereunder may not be assigned, delegated or assumed without the prior written consent of the other party, provided that the Company may assign this Agreement to any subsidiary or successor, without the Executive's consent, and such assignment shall not constitute, a termination of his employment hereunder. Nothing herein shall cause a termination of this Agreement upon the acquisition, reorganization, or merger of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or permitted assigns. Nothing herein shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

     12.  Entire Agreement  This Agreement constitutes the entire understanding
          ----------------
of the Executive and the Company with respect to the subject matter hereof and supersedes and voids any and all prior and contemporaneous agreements or understandings, written or oral, regarding the subject matter hereof.

     13.  Amendment and Waiver.  This Agreement may not be changed, modified, or
          --------------------
discharged orally, but only by an instrument in writing signed by the parties. No waiver of any term or condition of this Agreement shall be effective unless agreed to in writing between the parties.

     14.  Governing Law and Severability.  This Agreement shall be governed by
          ------------------------------
the laws of the State of Connecticut (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of Connecticut) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining portion of such provision or the other provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     15.  Arbitration.  All disputes regarding the Executive's employment with
          -----------
the Company or the termination thereof, including, without limitation, all disputes arising under or related to this Agreement, or the breach or alleged breach thereof, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, all other federal and state employment discrimination laws, and all claims for wages or other compensation, personal injury, emotional distress, pain and suffering and any and all other claims or counterclaims between the Executive and the Company, shall be submitted to, and solely determined by, final and binding arbitration conducted by and in accordance with JAMS L.L.C.'s arbitration rules applicable to employment disputes then in effect, and the parties agree to be bound by the final award of the arbitrator in any such proceeding. Notwithstanding the foregoing, this arbitration provision shall not apply to disputes regarding the Executive's compliance with Section 8 of this Agreement. The arbitrator shall apply the laws of the State of Connecticut in all such arbitrations. The arbitration shall be held in Stamford, Connecticut or such other place as the parties may mutually agree, and shall be conducted only by a single arbitrator who either is agreed to by the parties or selected in accordance with JAMS L.L.C.'s arbitration rules. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

     16.  Consultation with Counsel.  The Executive acknowledges that prior to
          -------------------------
executing this Agreement he has had the opportunity to consult and has in fact consulted with independent counsel of his personal choice.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



Executive                                         mPhase Technologies, Inc.



_______________________________________           By ___________________________
Martin S. Smiley                                     Ronald A. Durando
                                                     President and CEO

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